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                                                                     EXHIBIT 8.3

                      [Bass, Berry & Sims PLC Letterhead]



                               September 29, 1998



Board of Directors
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215

         RE: CCA Prison Realty Trust and Corrections Corporation of America Prison Realty Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Corrections Corporation of America, a Tennessee corporation ("CCA"), in connection with a proposed reorganization (the "Reorganization") to be effected through (i) a merger of CCA with and into Prison Realty Corporation, a Maryland corporation ("New Prison Realty"), with New Prison Realty being the surviving corporation, and (ii) a merger of CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty") with and into New Prison Realty, with New Prison Realty being the surviving corporation, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of September 29, 1998 among CCA, Prison Realty and New Prison Realty (the "Merger Agreement"), and as described in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission today (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

         In connection with this opinion, we have examined and are familiar with originals or copies of (i) the Merger Agreement, (ii) the facts set forth in the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. This opinion is subject to the receipt by us prior to the effective date of the Reorganization of certain written representations and covenants of CCA, Prison Realty and New Prison Realty.



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         Based upon and subject to the foregoing, in our opinion the discussion contained in the prospectus included as part of the Registration Statement (the "Prospectus") under the captions "Summary -- Material Federal Income Tax Consequences" (with respect to the effect of the Reorganization on the shareholders of CCA) and "Material Federal Income Tax Consequences -- Tax Consequences of the Merger -- Tax Consequences to Shareholders of CCA," subject to the conditions and limitations set forth therein, sets forth the material Federal income tax consequences of the Reorganization generally applicable to CCA and its shareholders.

         The opinions expressed herein are expressly premised and conditioned upon the consummation of the Reorganization pursuant to the terms and conditions of the Merger Agreement. Our opinions are also based upon the application of existing law to the instant transaction. You should note that future legislative changes, administrative pronouncements and judicial decisions could materially alter the conclusions reached herein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service or by the courts. Furthermore, this opinion does not apply to particular types of shareholders subject to special tax treatment under federal income tax laws (including, without limitation, tax exempt organizations, insurance companies, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens of the United States).

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We have rendered the foregoing opinion for the sole benefit and use of CCA, its Board of Directors and the shareholders of CCA; the views herein may not be relied upon or furnished to any other person without our prior written consent.

                                     Sincerely,



                                     Bass, Berry & Sims PLC